Exhibit 10.5

EXECUTION COPY

STRATEGIC COOPERATION AGREEMENT

by and between

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

and

APTECH LIMITED

Dated as of January 22, 2009

STRATEGIC COOPERATION AGREEMENT

This STRATEGIC COOPERATION AGREEMENT (this “Agreement”) dated as of January 22, 2009, is entered into by and between Beijing Jadebird IT Education Company, Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BJBC”) and Aptech Limited, a company organized under the laws of the Republic of India (“Aptech,” and together with BJBC, the “Parties”).

RECITALS

WHEREAS, Aptech provides IT Education and other IT services in India and a number of other countries. BJBC provides IT Education in the Territory through its subsidiaries, including BJB, in the Territory.

WHEREAS, prior to the Roll-up Transaction, each of Aptech and BJB held 50% of the equity interest of BJB-Aptech, a Sino-foreign equity joint venture established under the laws of the People’s Republic of China (the “PRC” ) and upon the completion of the Roll-up Transaction, Aptech will indirectly hold a material equity interest in BJBC and will cease to hold any equity interest in BJB-Aptech; and

WHEREAS, Aptech and BJBC are seeking to undertake strategic cooperation in the Territory consistent with the long-term cooperation between Aptech and BJB;

WHEREAS, Aptech and BJBC desire to set forth their mutual understandings with respect to their respective undertakings and rights in and outside the Territory.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1 DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, “Affiliate” with respect to BJBC shall be deemed to exclude (a) shareholders of BJBC, (b) members of the BJBC management team and (c) directors of BJBC. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling” “controlled by” and “under common control with”) as applied to any Person, means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person.

“BJB” means Beijing Jade Bird IT Education Information Technology Co., Ltd., a company organized under the laws of the PRC and an indirect subsidiary of BJBC.

“BJB-Aptech” means Beijing Aptech Beida Jade Bird Information Technology Co., Ltd, a Sino-foreign equity joint venture established under the laws of the PRC.

“Initial Public Offering” means the first public offering of equity securities of a Person upon the consummation of which such securities are listed on an internationally recognized securities exchange.

“IT Education” means any information technology education or training product which target individual users, corporations, organizations, and educational institutions including, but not limited to, colleges, universities and vocational high schools in (1) software engineering, development and applications including but not limited to, software application, software development, software testing, software project management, software systems integration, software system maintenance which shall include ACCP; (2) network engineering, design and applications including but not limited to network design, network security, building network environments, network system integration, network system configuration and maintenance, network technology applications, network service maintenance and construction of websites; and (3) hardware which shall include but not be limited to computer and electronic equipment manufacturing, hardware maintenance, hardware assembly, hardware debugging and testing.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Roll-up Agreement” means the roll-up agreement dated of even date herewith by and between Aptech and BJBC.

“Roll-up Shares” has the meaning set forth in the Roll-up Agreement.

“Roll-up Transaction” has the meaning set forth in the Roll-up Agreement.

“Sunset Period” means (i) with respect to IT Education, the period from the date of this Agreement until the date that is ten (10) years from date on which Aptech and its Affiliates cease to hold any shares in BJBC, and (ii) with respect to businesses other than IT Education, eight (8) years from date on which Aptech or its Affiliates receive the Roll-up Shares.

“Territory” means the People’s Republic of China including Taiwan, Hong Kong and Macau.

“Transfer” means to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract therefor, or into any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any of the Shares, create any other claim thereto or make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such Shares, and “Transfer”, “Transfers” and “Transferred” shall have correlative meanings.

SECTION 2 APTECH’S UNDERTAKINGS AND RIGHTS

2.1 Aptech’s Sunset Period Undertakings. Aptech undertakes that, prior to the expiration of the Sunset Period, it and its Affiliates:

(a) shall not engage in IT Education business in the Territory except through BJBC and its Affiliates;

(b) shall provide BJBC with all new versions of its IT Education products including all related materials at no cost;

(c) shall not, to the extent it is permitted to engage in any business pursuant to this Agreement, in any such business in the Territory use the “Aptech” brand name or any derivative thereof in (i) any sales, marketing or branding activities whatsoever, or (ii) in any other activities in a manner such that the “Aptech” brand of the IT Education operations undertaken by BJBC and its Affiliates may be in any way affected or that any Person in the Territory may be confused as to the participation of BJBC or its Affiliates in such other activities; and

(d) grant BJBC and its Affiliates the exclusive right (which shall be exclusive even with respect to Aptech) to use the “Aptech” brand name for IT Education businesses in the Territory at no cost.

2.2 Aptech’s Permanent Undertakings. Aptech undertakes that it and its Affiliates shall never use the “Beida,” “Beida Jadebird,” “Beida Qingniao,” “BENET,” “BTEST,” “Beida Jadebird-Aptech,” “Beida Qingniao-Aptech” brand names or any derivatives of such brand names in any of their business operations.

2.3 Aptech’s Post-Initial Public Offering Undertaking. Aptech undertakes that it and its Affiliates shall not, following an Initial Pubic Offering of BJBC, Transfer more than seven percent (7%) of total outstanding shares of BJBC immediately after the Initial Public Offering of BJBC in any 12-month period.

2.4 Aptech’s Permitted Businesses. Subject to Sections 2.1 and 2.2, Aptech and its Affiliates shall be permitted to.

(a) engage in any businesses other than IT Education inside the Territory, provided that it shall not, in any such business operations in the Territory, use the “Aptech” brand name or any derivative thereof in (i) any sales, marketing or branding activities whatsoever, or (ii) in any other activities in a manner such that the “Aptech” brand of the IT Education operations undertaken by BJBC and its Affiliates may be in any way affected or that any Person in the Territory may be confused as to the participation of BJBC or its Affiliates in such other activities; and

(b) engage in any businesses outside of the Territory that it chooses and may use the “Aptech” brand name or any derivative thereof in connection with such businesses.

2.5 Intellectual Property of Aptech and its Affiliates. After the completion of the Roll-up Transaction, Aptech shall cease to have any right to or any interest in any intellectual property rights of BJB-Aptech. Subject to the restrictions contained in this Agreement, Aptech may use any or all of its existing training manuals, courseware, training materials, content, curriculum, brand names and trademarks presently owned by it or developed by it in the future.

SECTION 3 BJBC’S UNDERTAKINGS AND RIGHTS

3.1 BJBC’s Post-Sunset Period Undertakings. BJBC undertakes that it and its Affiliates shall not use the “Aptech” brand name in the Territory ten (10) years from the date on which Aptech ceases to hold any shares in BJBC.

3.2 BJBC’s Permanent Undertakings. BJBC undertakes that it and its Affiliates shall never use the following outside the Territory in any of their business operations: (i) “Aptech” brand name, (ii) the “ACCP” brand name or (iii) ACCP content.

3.3 BJBC’s Permitted Business. Notwithstanding anything to the contrary herein, BJBC and its Affiliates shall be permitted at any time to:

(a) engage in any business within the Territory; and

(b) engage in any business outside the Territory as long as it does not use “Beida Jadebird-Aptech” or “Beida Qingniao-Aptech” brand names in these business operations.

3.4 Intellectual Property of BJBC and its Affiliates. Subject to the restrictions contained in this Agreement, BJBC and its Affiliates may use any or all of its existing training manuals, courseware, training materials, content, curriculum, brand names and trademarks presently owned by them or developed or registered by them in the future.

SECTION 4 MULTIMEDIA; ARENA

BJBC and its Affiliates shall have the exclusive right in the Territory (which shall be exclusive even with respect to Aptech) to use ARENA and all other Aptech multimedia products including but not limited to graphics, video, audio, 3D, game and animation design and related relevant technology applications for a period of five (5) years from the date of the completion of the Roll-up

Transaction, but BJBC shall not have any right to use ARENA or any other Aptech multimedia product outside the Territory at any time without express written permission from Aptech. For such products, BJBC and its Affiliates shall be charged 50% of the fair market value for these products. During this five (5) year period, Aptech and its Affiliates may not participate in the multimedia sector in the Territory including but not limited to graphics, video, audio, 3D, game and animation design and related relevant technology applications, ARENA or any other product except with BJBC and its Affiliates. If Aptech and BJBC have not entered into a mutually satisfactory commercial arrangement with respect to these products within five (5) years from the date of the completion of the Roll-up Transaction, then Aptech shall be free to sell these products in the Territory, provided that Aptech shall not use the “Aptech” brand name or any derivative thereof in such activities prior to the expiration of the Sunset Period applicable to a business other than IT Education. For the purposes of Section 2.1(c), multimedia products and ARENA shall be considered a business other than IT Education.

SECTION 5 MISCELLANEOUS

5.1 No Assignment. No Party may assign any of its rights or obligations under this Agreement except that (i) BJBC may assign its rights and obligations under this Agreement to any of its direct or indirect subsidiaries and that (ii) Aptech may assign its rights and obligations under this Agreement to any of its wholly-owned direct or indirect subsidiaries. Any attempted assignment shall be null and void. It is expressly clarified that this shall not restrict any ownership change or management change at Aptech or BJBC.

5.2 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.3 Notices. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (i) if delivered personally, when received; (ii) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation; or (iii) if by international courier service, on the fourth Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed to BJBC and Aptech as follows:

If to BJBC:

Beida Jade Bird Building, 3/F

No. 207 Chengfu Road

Haidian District

Beijing, China 100871

Attention: Yang Ming

Fax: +8610-8266-7065

If to Aptech:

Aptech Limited

A 65, Aptech House

MIDC, Marol

Andheri (East)

Mumbai – 400 093

Attention: Mr. T. K. Ravishankar

Fax: +91-22-28272399

5.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

5.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.6 Entire Agreement. Subject to the more detailed terms and conditions to be set forth in the Definitive Agreements, this Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto are expressly canceled.

5.7 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York State.

5.9 Dispute Resolution. All disputes between the Parties arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said arbitration rules. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The resolution of any dispute by arbitration pursuant to this Section 5.9 shall be non-appealable, final, binding and conclusive on the Parties to such dispute and may be enforced and entered as a judgment in any court of law with jurisdiction thereof.

5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

BJBC:

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

APTECH:

APTECH LIMITED

By:
Name:
Title:

[Signature Page to Strategic Cooperation Agreement]